EXHIBIT 3.1


                            ARTICLES OF INCORPORATION
                            -------------------------

                                       OF
                                       --

                                  PLATINO, INC.
                                  -------------

KNOW ALL MEN BY THESE PRESENTS:

     That I, Patricia Cudd, desiring to establish a corporation under the name of Plantino, Inc., for the purpose of becoming a body corporate under and by virtue of the laws of the State of Colorado and, in accordance with the provisions of the laws of said State, do hereby make, execute and acknowledge this certificate in writing of my intention to become a body corporate, under and by virtue of said laws.

                                    ARTICLE I
                                    ---------

     The name of the corporation shall be: Platino, Inc.

                                   ARTICLE II
                                   ----------

     The nature of the business and the objects and purposes to be transacted, promoted and carried on are to do any or all of the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

     (a) To transact all lawful business for which corporations may be incorporated pursuant to the Colorado Corporation Code.

     (b) To manufacture, purchase or otherwise acquire and to hold, own, mortgage or otherwise lien, pledge, lease, sell, assign, exchange, transfer or in any manner dispose of, and to invest, deal and trade in and with goods, wares, merchandise and personal property of any and every class and description, within or without the State of Colorado.

     (c) To acquire the goodwill, rights and property and to undertake the whole or any part of the assets and liabilities of any person, firm, association or corporation; to pay for the same in cash, the stock of the corporation, bonds or otherwise; to hold or in any manner dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

     (d) To guarantee, purchase or otherwise acquire, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock, bonds or other evidences of indebtedness created by other corporations and, while the holder of such stock, to exercise all the rights and privileges of ownership, including the right to vote thereon, to the same extent as natural persons might or could do.

     (e) To purchase or otherwise acquire, apply for, register, hold, use, sell or in any manner dispose of and to grant licenses or other rights in and in any manner deal with patents, inventions, improvements, processes, formulas, trademarks, trade names, rights and licenses secured under letters patent, copyright or otherwise.

     (f) To enter into, make and perform contracts of every kind for any lawful purpose, with any person, firm, association or corporation, town, city, county, body politic, state, territory, government, colony or dependency thereof.

     (g) To borrow money for any of the purposes of the corporation and to draw, make, accept, endorse, discount, execute, issue, sell, pledge or otherwise dispose of promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable, transferable or nontransferable instruments and evidences of indebtedness, and to secure the payment thereof and the interest thereon by mortgage or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation at the time owned or thereafter acquired.

     (h) To lend money to, or guarantee the obligations of, or to otherwise assist the directors of the corporation or of any other corporation the majority of whose voting capital stock is owned by the corporation, upon the affirmative vote of at least a majority of the outstanding shares entitled to vote for directors.

     (i) To purchase, take, own, hold, deal in, mortgage or otherwise pledge, and to lease, sell, exchange, convey, transfer or in any manner whatever dispose of real property, within or without the State of Colorado.

     (j)  To purchase, hold, sell and transfer the shares of its capital stock.

     (k) To have one or more offices and to conduct any and all operations and business and to promote its objects, within or without the State of Colorado, without restrictions as to place or amount.

     (l) To do any or all of the things herein set forth as principal, agent, contractor, trustee, partner or otherwise, alone or in company with others.

     (m) The objects and purposes specified herein shall be regarded as independent objects and purposes and, except where otherwise expressed, shall be in no way limited or restricted by reference to or inference from the terms of any other clauses or paragraph or these Articles of Incorporation.

     (n) The foregoing shall be constructed both as objects and powers and the enumeration thereof shall not be held to limit or restrict in any manner the general powers conferred on this corporation by the laws of the State of Colorado.

                                   ARTICLE III
                                   -----------

     The total number of shares of all classes of capital stock that the corporation shall have authority to issue is 70,000,000 of which 10,000,000 shall be shares of preferred stock, $.01 par value per share, and 60,000,000 shall be shares of common stock, $.001 par value per share, and the designations, preferences, limitations and relative rights of the shares of each class shall be as follows:

     (a) Shares of Preferred Stock. The corporation may divide and issue the shares of preferred stock in series. Shares of preferred stock of each series, when issued, shall be designated to distinguish them from the shares of all other series. The Board of Directors is hereby vested with authority to divide the class of shares of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by these Articles of Incorporation and the Colorado Corporation Code in respect of the following:

          (i) The number of shares to constitute such series, and the distinctive designations thereof;

          (ii) The rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividends shall accrue;

          (iii) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

          (iv) The amount payable upon shares in event of involuntary liquidation;

          (v) The amount payable upon shares in event of voluntary liquidation;

          (vi) Sinking fund or other provisions, if any, for the redemption or purchase of shares;

          (vii)     The  terms  and   conditions   upon  which   shares  may  be
converted, if the shares of any series are issued with the privilege of conversion;

          (viii)    Voting powers, if any; and

          (ix) Any other relative rights and preferences of shares of such series, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

     (b) Shares of Common Stock. The rights of holders of shares of common stock to receive dividends or share in the distribution of assets in the even of liquidation, dissolution or winding up of the affairs of the corporation shall be subject to the preferences, limitations and relative rights of the shares of preferred stock fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors of the corporation providing for the issuance of one or more series of shares of preferred stock.

     The capital stock, after the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation. Any stock of the corporation may be issued for money, property, services rendered, labor done, cash advances for the corporation or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefore shall be conclusive and said stock when issued shall be fully-paid and non-assessable.

                                   ARTICLE IV
                                   ----------

     The corporation shall have perpetual existence.

                                    ARTICLE V
                                    ---------

     The governing board of this corporation shall be known as the Board of Directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of this corporation, provided that the number of directors shall not be reduced to less than one.

     The name and post office address of the incorporator is as follows:

     Patricia Cudd                         12241 West 49th Avenue, Suite #1-A
                                           Wheat Ridge, Colorado 80033

     The name and post office address of the director comprising the original Board of Directors of the corporation is as follows:

     Robert S. Charmosta                   6222 Richmond, Suite #540
                                           Houston, Texas 77057

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     (a) To manage and govern the corporation by majority vote of members present at any regular or special meeting at which a quorum shall be present.

     (b) To make, alter, or amend the Bylaws of the corporation at any regular or special meeting.

     (c) To fix the amount to be reserved as working capital over and above its capital stock paid in.

     (d) To authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

     (e) To designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to extent provided by resolution or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation. Such committees shall have such name or names as may be stated in the Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board or Directors.

     The Board of Directors shall have power and authority to sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets of the corporation, if in the usual and regular course of its business, upon such terms and conditions as the Board of Directors may determine without vote or consent of its shareholders.

     The Board of Directors shall have power and authority to sell, lease, exchange or otherwise dispose of all or substantially all of the property or assets of the corporation, including its goodwill, if not in the usual and regular course of its business, upon such terms and conditions as the Board of Directors may determine, provided that such sale shall be authorized or ratified by the affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a shareholders meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

     The Board of Directors shall have the power and authority to merge or consolidate the corporation upon such terms and conditions as the Board of Directors may authorize, provided that such merger or consolidation is approved or ratified by the shares entitled to vote thereon at a shareholders meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

     The corporation shall be dissolved upon the affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

     The corporation shall revoke voluntary dissolution proceedings upon the affirmative vote of the shareholders of at least a majority of the shares entitled to vote at a meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote.

                                   ARTICLE VI
                                   ----------

     The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of an not in limitation of the powers conferred by law.

     No contract or other transactions of the corporation with any other person, firm or corporation, or in which this corporation is interested, shall be affected or invalidated by (a) the fact that any one or more of the directors or officers of this corporation is interested in or is a director or officer of such other firm or corporation; or (b) the fact that any director or officer of this corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction, so long as the contract or transaction is authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein, to which such fact or relationship or interest has been disclosed, or so long as the contract or transaction is fair and reasonable to the corporation. Each person who may become a director or officer of the corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the corporation for the benefit of himself or any firm or corporation in which he may be in any way interested.

     The officers, directors and other members of management of this corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by the corporation's Board of Directors as evidenced by resolutions appearing in the corporation's minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest that come to the attention of the officers, directors and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this corporation, through its Board of Directors, had designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and the provisions hereof shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by this corporation. This provision shall not be construed to release any employee of the corporation (other than an officer, director or member of management) from any duties that he may have to the corporation.

                                   ARTICLE VII
                                   -----------

     Each director and officer of the corporation shall be indemnified by the corporation as follows:

     (a) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is otherwise serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe the action was unlawful.

     (b) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless, and only to the extent that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     (c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of nay action, suit or proceeding referred to in Sections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under Section (a) or (b) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the officer, director and employee or agent is proper in the circumstances, because he has met the applicable standard of conduct set forth in Section (a) or (b) of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for such purpose.

     (e) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized in Section (d) of this Article, upon receipt of an understanding by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

     (f) The Board of Directors may exercise the corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article.




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





     (g) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles of Incorporation, the Bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

                                  ARTICLE VIII
                                  ------------

     The initial registered and principal office of said corporation shall be located at 12441 West 49th Avenue, Suite #1-A, Wheat Ridge, Colorado 80033, and the initial registered agent of the corporation at such address shall be Patricia Cudd.

     Part or all of the business of said corporation may be carried on in the County of Jefferson, or any other place in the State of Colorado or beyond the limits of the State of Colorado, in other states or territories of the United States and in foreign countries.

                                   ARTICLE IX
                                   ----------

     Whenever a compromise or arrangement is proposed by the corporation between it and its creditors or any class of them, and/or between said corporation and its shareholders or any class of them, any court of equitable jurisdiction may, on the application by said corporation, or by the holders of a majority of its stock, or on the application of trustees in dissolution, order a meeting of the creditors or class of creditors and/or of the shareholders or class of shareholders of said corporation, as the case may be, to be notified in such manner as the said court decides. If a majority in number, representing at least three-fourths in amount of the creditors or class of creditors, and or the holders of a majority of the stock or class of stock of said corporation, as the case may be, agree to any compromise or arrangement and/or to any reorganization of said corporation, as a consequence of such compromise or arrangement, the said compromise or arrangement and/or the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding upon all the creditors or class of creditors, and/or on all the shareholders or class of shareholders of said corporation, as the case may be, and also on said corporation.

                                    ARTICLE X
                                    ---------

     No shareholder in the corporation shall have the preemptive right to subscribe to any or all additional issues of stock and/or other securities of any or all classes of this corporation or securities convertible into stock or carrying stock purchase warrants, options or privileges.

                                   ARTICLE XI
                                   ----------

     Meetings of shareholders may be held at any time and place as the Bylaws shall provide. At all meetings of the shareholders, a majority of all shares entitled to vote shall constitute a quorum.

                                   ARTICLE XII
                                   -----------

     Cumulative voting shall not be allowed.

                                  ARTICLE XIII
                                  ------------

     These Articles of Incorporation may be amended by resolution of the Board of Directors if no shares have been issued, and if shares have been issued, by affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a meeting called for that purpose, or, when authorized, when such action is ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

                                   ARTICLE XIV
                                   -----------

     Except as provided in this Article XIV, whenever the shareholders must approve or authorize any matter, whether now or hereafter required by the laws of the State of Colorado, the affirmative vote of a majority of the shares entitled to vote thereon shall be necessary to constitute such approval or authorization.

                                   ARTICLE XV
                                   ----------

     No director shall be personally liable to the corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under
Section 7-108-403 of the Colorado Revised Statutes, or any amendment thereto or successor provision thereto and except for any matter in respect of which such director shall be liable by reason that he (i) has breached his duty of loyalty to the corporation or its shareholders, (ii) has not acted in good faith or, in failing to act, has not acted in good faith, (iii) has acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, has acted in a manner involving intentional misconduct or a knowing violation of law, or (iv) has derived an improper personal benefit. Neither the amendment nor repeal of this Article XV, shall eliminate or reduce the effect of this Article XV in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article XV would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

     IN TESTIMONY WHEREOF, I have hereunto set my had on this 8th day of October, 2002, and I hereby consent to my appointment as the initial registered agent of the corporation.

                                                            /s/ Patricia Cudd
                                                    -------------------------
                                                                Patricia Cudd

ARTICLES OF AMENDMENT TO
------------------------
ARTICLES OF INCORPORATION (PROFIT)
----------------------------------


Pursuant to Section 7-110-106 and part 3 of article 90 of title 7, Colorado Revised Statutes (C.R.S.), these Articles of Amendment to its Articles of Incorporation are delivered to the Colorado Secretary of State for filing.

1.   The name of the corporation is:         Platino, Inc.       .
                                    -----------------------------

2.   The date the following  amendment(s) to the Articles of  Incorporation  was
adopted:        02/10/03              .
        ------------------------------

3.   The text of each amendment adopted (include  attachment if additional space
needed):        N/A
        ------------------------------------------------------------------------
                                                                               .
-------------------------------------------------------------------------------

4.   If changing  the  corporation  name,  the new name of the  corporation  is:
               Corporate Domains, Inc.
--------------------------------------------------------------------------------

5. If providing for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the
amendment itself:            N/A
                 ---------------------------------------------------------------

--------------------------------------------------------------------------------

6.   Indicate manner in which amendment(s) was adopted (mark only one):

[X]  No  shares   have  been   issued  or   Directors   elected  -  Adopted   by
     Incorporator(s)
[ ] No shares have been issued but Directors have been elected - Adopted by the board of directors
[ ] Shares have been issued but shareholder action was not required - Adopted by the board of directors
[ ] The number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group - Adopted by the shareholders

7.   Effective date (if not to be effective upon filing)     02/10/03
                                                        -----------------

8. The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are: Patricia Cudd, Esq., 10157 East Fair Circle, Englewood, CO 80111 .
             ------------------------------------------------------------------

ARTICLES OF AMENDMENT TO
------------------------
ARTICLES OF INCORPORATION (PROFIT)
----------------------------------


Pursuant to Section 7-110-106 and part 3 of article 90 of title 7, Colorado Revised Statutes (C.R.S.), these Articles of Amendment to its Articles of Incorporation are delivered to the Colorado Secretary of State for filing.

1.   The name of the corporation is:     Corporate Domains, Inc.               .
                                    -------------------------------------------

2.   The date the following  amendment(s) to the Articles of  Incorporation  was
adopted:      05/27/03                                                         .
        -----------------------------------------------------------------------


3.   The text of each amendment adopted (include  attachment if additional space
needed):           N/A
        ------------------------------------------------------------------------
                                                                               .
-------------------------------------------------------------------------------

4.   If changing  the  corporation  name,  the new name of the  corporation  is:
                  Diamond One, Inc.
--------------------------------------------------------------------------------
                                                                               .
-------------------------------------------------------------------------------

5. If providing for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the
amendment itself:      N/A
--------------------------------------------------------------------------------
                                                                               .
-------------------------------------------------------------------------------

6.   Indicate manner in which amendment(s) was adopted (mark only one):

[X]  No  shares   have  been   issued  or   Directors   elected  -  Adopted   by
     Incorporator(s)
[ ] No shares have been issued but Directors have been elected - Adopted by the board of directors
[ ] Shares have been issued but shareholder action was not required - Adopted by the board of directors
[ ] The number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group - Adopted by the shareholders

7.   Effective date (if not to be effective upon filing)
                                                        -------------------

8. The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is
refused, are:   Dennis Brovarone, Attorney at Law, 18 Mt. Laurel, Littleton, CO
             -------------------------------------------------------------------
80127                                                                          .
-------------------------------------------------------------------------------

                            CERTIFICATE OF TRADENAME
                            ------------------------

     Pursuant to ss. 7-71-101(2) and part 3 of article 90 of title 7, Colorado Revised Statutes (C.R.S.), this certificate regarding a tradename is delivered to the Colorado Secretary of Sate for filing.

1.   The entity name is:     Diamond One, Inc.     organized  under  the laws of
                        --------------------------
     Colorado       .
--------------------

2.   The  location of its  principal  office is:  18 Mt. Laurel, Littleton, CO
                                                --------------------------------
80127               .
--------------------

3.   The name (other  than its own  entity's  name) under which the  business is
transacted is:         The Gold and Diamond Exchange                           .
              -----------------------------------------------------------------

4.   A brief description of the kind of business transacted under the trade name
is:        Buying and Selling Precious Metals and Stones                       .
   ----------------------------------------------------------------------------

5. The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are: Denis Brovarone, Attorney at Law, 18 Mt. Laurel, Littleton, CO
              ------------------------------------------------------------------
80127
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------